UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021 (August 16, 2021)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37902	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 911, Tower 2, Silvercord, 30 Canton Road

Tsimshatsui

Hong Kong SAR, China

(address of principal executive offices) (zip code)

Tel: +852 2961 4888

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MOXC	Nasdaq Capital Market

Item 8.01	Other Events.

On August 16, 2021, Moxian, Inc., a Nevada corporation (“Moxian Nevada”), completed the merger to reorganize itself as a British Virgin Islands company pursuant to the Agreement and Plan of Merger dated May 28, 2021 (the “Merger Agreement”), by and between Moxian Nevada and Moxian (BVI) Inc (“Moxian BVI”). The Merger Agreement was approved by the stockholders of Moxian Nevada at the annual meeting of stockholders held on July 19, 2021. On August 17, 2021, Moxian Nevada issued a press release announcing the completion of the reorganization which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report serves as notice that Moxian BVI is the successor issuer to Moxian Nevada pursuant to Rule 12g-3 under the Exchange Act, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) of the Exchange Act, the ordinary shares of Moxian BVI, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

The ordinary shares of Moxian BVI have been approved for listing on the NASDAQ Capital Market and will begin trading on August 17, 2021 under the symbol “MOXC,” the same symbol under which the shares of Moxian Nevada’s common stock previously traded.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit Index

Exhibit	Description
99.1	Press release dated August 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: August 17, 2021	By:	/s/ Hao Qinghu
	Name:	Hao Qinghu
	Title:	Chief Executive Officer